As filed with the Securities and Exchange Commission on June 29, 2007

Registration No. 333-132332

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCÉ N.V.

(Exact Name of Registrant as Specified in Its Charter)

St. Urbanusweg 43, 5914 CA Venlo, the Netherlands

(Address of Principal Executive Offices) (Zip Code)

OCÉ IMAGISTICS INC. SHARE INCENTIVE PLAN 2005

(Full title of the Plan)

Fokko W.T. Kool

Secretariat of the Company, Legal Affairs

Océ N.V.

P.O. Box 101

5900 MA Venlo, the Netherlands

(Name and Address of Agent for Service)

Daniel I. Booker

Hannah T. Frank

Reed Smith LLP

435 Sixth Avenue

Pittsburgh, PA 15219

412-288-3132

Telephone Number, Including Area Code, of Agent For Service.

Copy to:

Daniel I. Booker

Hannah T. Frank

Reed Smith LLP

435 Sixth Avenue

Pittsburgh, PA 15219

Explanatory Note

Océ, N.V. (the “Company”) registered a total of 350,000 of its Ordinary Shares (nominal/par value Euro 0.50 per share) (the “Shares”) under the Océ Imagistics, Inc. Share Incentive Plan 2005 (the “Plan”). The Shares are represented by American Depositary Shares and are evidenced by American Depositary Receipts, which were issued pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-132332), filed with the U.S. Securities and Exchange Commission on March 10, 2006. The Company is seeking to deregister any and all Shares that have not been issued or sold under the Plan because the Company is removing the Shares from listing under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and also is terminating its’ registration of the Shares pursuant to Section 12(g) of the Exchange Act. By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Company hereby removes from registration any and all Shares not issued or sold under this Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Venlo, the Netherlands, on June 29, 2007.

OCÉ N. V.

/s/ R.L. van Iperen
By:	R.L. van Iperen
Title:	Chairman of the Board and Executive Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title(s)	Date

/s/ R.L. van Iperen R.L. van Iperen	Chairman of the Board of Executive Directors (Principal Executive Officer)	June 29, 2007

/s/ J. van den Belt J. van den Belt	Chief Financial Officer and member of the Board of Executive Directors (Principal Executive Officer)	June 29, 2007

/s/ P.A.F.W. Elverding P.A.F.W. Elverding	Supervisory Director	June 29, 2007

/s/ F. J. de Wit F. J. de Wit	Supervisory Director	June 29, 2007

/s/ G.J.A. van de Aast G.J.A. van de Aast	Supervisory Director	June 29, 2007

/s/ M. Arentsen M. Arentsen	Supervisory Director	June 29, 2007

/s/ A. Baan A. Baan	Supervisory Director	June 29, 2007